UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 21, 2017

Gaming Partners International Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3945 W Cheyenne, Suite 208, North Las Vegas, Nevada		89032
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(702) 384-2425

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Effective December 21, 2017, Greg Gronau, Chief Executive Officer of Gaming Partners International Corporation, (the “Company”), adopted a stock trading plan (the “10b5-1 Plan”). The 10b5-1 Plan has been adopted in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the GPI Insider Trading Policy.

Rule 10b5-1 permits corporate officers, directors and others to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. Using these plans, insiders may gradually diversify their investment portfolios and spread stock trades over a period regardless of any material, non-public information they may receive after adopting their plans. In accordance with the 10b5-1 rules, Mr. Gronau will have no discretion over the sales of his shares of common stock under the plan.

Under the 10b5-1 Plan, up to 60,000 shares of the Company’s common stock may be sold into the marketplace subject to satisfaction of certain conditions. It is expected that sales under the 10b5-1 Plan will commence in January 2018 and will be completed within three months.

Any transactions under the 10b5-1 Plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission when due. Except as may be required by law, the Company does not undertake to report stock trading plans by other officers or directors of the Company, or to report modifications or terminations of any such plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gaming Partners International Corporation
(Registrant)

Date: December 21, 2017
	By:	/s/ Gregory S. Gronau
Gregory S. Gronau President and Chief Executive Officer